As filed with the Securities and Exchange Commission on June 29, 1999
                                                            (File No. 333-     )


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     51-0350842
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

   575 Broadway, New York, New York                      10012
(Address of principal executive offices)               (Zip Code)

                         1997 Employee Stock Option Plan
                            (Full title of the plan)

                             Ryan A. Brant, Chairman
      Take-Two Interactive Software, 575 Broadway, New York, New York 10012
                     (Name and address of agent for service)

                                 (212) 334-6633
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed
                                         Maximum        Maximum
                                         Offering       Aggregate     Amount of
Title of Securities    Amount to         Price Per      Offering    Registration
to be Registered       be Registered     Share(1)       Price(1)         Fee
----------------       -------------     --------       --------     -----------
Common Stock, par       1,500,000        $7.3125      $10,968,750     $3,049.31
value $.01 per share    shares(2)


     (1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common stock as reported by the Nasdaq National Market on June 23, 1999.

     (2) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the Take-Two Interactive Software, Inc. (the "Registrant") 1997 Employee Stock Option Plan (the "Plan").

     Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

     This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,500,000 shares of its common stock which are issuable upon the exercise of options available for grant under the Plan pursuant to an amendment to the Plan authorized by stockholders of the Company on April 30, 1999. These 1,500,000 shares are in addition to the 2,000,000 shares of the Registrant's common stock covered under the Plan which were previously registered on the Registrant's Registration Statement on Form S-8 (Commission File No 333-56477) filed on June 10, 1998 (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

Item 8. Exhibits.

  Exhibit No.                   Description
  -----------                   -----------

     5             Opinion of Tenzer Greenblatt LLP.

     23.1          Consent of PricewaterhouseCoopers LLP.

     23.2          Consent of Aronowitz, Chaiken & Hardesty, LLP.

     23.4          Consent of Tenzer Greenblatt LLP (included in Exhibit 5).

     24.1          Powers of Attorney (included on the signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 25th day of June 1999.

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                    By: /s/ Ryan A. Brant
                                        --------------------------------
                                       Ryan A. Brant
                                       Chief Executive Officer

     Each person whose signature appears below authorizes each of Ryan A. Brant and Barbara A. Ras or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

Signature                                    Title                             Date
---------                                    -----                             ----
/s/ Ryan A. Brant                   Chief Executive Officer and Director    June 25, 1999
------------------------            (Principal Executive Officer)
Ryan A. Brant


/s/ Larry Miller                    Chief Financial Officer                 June 25, 1999
------------------------            (Principal Financial Officer)
Larry Muller


/s/  Anthony R. Williams            Chief Operating Officer and Director    June 25, 1999
------------------------
Anthony R. Williams


/s/  Barbara A. Ras                 Chief Accounting Officer (Principal     June 25, 1999
------------------------            Accounting Officer) and Secretary
Barbara A. Ras


/s/  Oliver R. Grace, Jr.           Director                                June 25, 1999
------------------------
Oliver R. Grace, Jr.
                                    Director                                June __, 1999

------------------------
Neil S. Hirsch


/s/  Kelly Sumner                   Vice President of International         June 25, 1999
------------------------            Operations and Director
Kelly Sumner


/s/  Robert Flug                    Director                                June 25, 1999
------------------------
Robert Flug

                                  Exhibit Index

Exhibit No.                       Description                              Page
-----------                       -----------                              ----

 5                Opinion of Tenzer Greenblatt LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Aronowitz, Chaiken & Hardesty LLP

23.3              Consent of Tenzer Greenblatt LLP
                  (included in Exhibit 5)

24.1              Powers of Attorney
                  (included on signature page)


                                       I-2